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                                                                    EXHIBIT 99.2

                               September 14, 1999

                       Summary of Terms and Conditions of
           8.25 % Mandatorily Redeemable, Convertible Preferred Stock

ISSUER:                    The Company ("Signal").

SECURITIES:                200,000 shares of Mandatorily Redeemable Convertible
                           Preferred Stock ("Preferred Stock "). The Preferred
                           Stock will consist of Series A Preferred Stock or, as provided below under "Permitted Transferees," Series
                           B Preferred Stock. The Series A and Series B
                           Preferred Stock are collectively referred to herein as "Preferred Stock".

PRICE:                     $1,000 per share of Preferred Stock.

PROJECTED CLOSING DATE:    October  31, 1999 (the "Closing Date").

ARRANGER:                  GE Capital Services structured Finance Group, Inc.

STRUCTURING FEE:           The Company will pay Arranger a Structuring Fee of
                           $6.0 million. $500,000 (which shall be non-refundable) of the Structuring Fee will be earned and payable at the signing of the Commitment Letter with the remainder earned and payable upon closing of the Transaction.

INVESTOR(S):               General Electric Capital Corporation ("GECC") or its
                           affiliated designee or assignee(s). Also designated as the "Investor" or the "Holder."

RANKING: The Preferred Stock will, with respect to dividend rights and rights on liquidation, winding-up and dissolution, rank (i) senior to all classes of common stock and to each other class of capital stock or series of preferred stock established hereafter by the Company's Board of Directors the terms of which do not expressly provide that it ranks senior to, or on a parity with, the Preferred Stock as to dividend rights and rights on liquidation, winding-up and dissolution of the Company (collectively referred to, together with all classes of common stock of the Company, as "Junior Stock"); (ii) on a parity with each class of capital stock or series of preferred stock established hereafter by the Company's Board of Directors, the terms of which expressly provide that such class or series will rank on a parity with the

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                           Preferred Stock as to dividend rights and rights of
                           liquidation, winding-up and dissolution of the Company (collectively referred to as "Parity Stock"); and (iii) junior to each class of capital stock or series of preferred stock established hereafter by the Company's Board of Directors, the terms of which expressly provide that such class or series will rank senior to the Preferred Stock as to dividend rights and rights upon liquidation, winding-up and dissolution of the Company (collectively referred to as "Senior Stock"), including (a) up to an aggregate of $400.0 million in aggregate liquidation preference including additional amounts paid as dividends of Senior Stock (the "Permitted Senior Stock"); and (b) up to $200.0 million in aggregate liquidation preference of preferred stock established hereafter by the Company's Board of Directors to replace the Company's outstanding 12-3/4% Senior Exchangeable Preferred Stock due 2010 (and any Replacement Senior Stock (as defined below) issued hereunder) once retired (through exchange or otherwise), the terms of which expressly provide that such class or series will rank senior to the Preferred Stock as to dividend rights and rights upon liquidation, winding up and dissolution of the Company (the "Replacement Senior Stock"); provided, however, that the Company may not issue any Senior Stock, other than Permitted Senior Stock and Replacement Senior Stock, without the consent of the holders of at least 66-2/3% of the outstanding shares of Preferred Stock.

PERMITTED TRANSFEREES:     Each share of Series A Preferred Stock (the "Series A
                           Preferred Stock") will automatically convert to one share of Series B Preferred Stock (the "Series B
                           Preferred Stock") upon a transfer of Series A
                           Preferred Stock to a party other than GECC or its affiliates controlled by GECC (a "Permitted
                           Transferee").

DIVIDENDS:                 The Holder of shares of the Preferred Stock will be
                           paid dividends, when, as and if declared by the Board of Directors, cumulative preferential dividends from the issue date of the Series A Preferred Stock accruing at the rate of $20.625 per share per quarter
                           (equivalent to a rate of 8.25% per annum per share), payable quarterly in arrears on March 31, June 30, September 30 and December 31 of each year or, if any such date is not a Business Day (as defined in the Certificate of Designations), on the next succeeding
                           Business Day (each, a "Dividend Payment Date"), to the

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                           Holder of record as of the immediately preceding
                           March 15, June 15, September 15 and December 15 (each, a "Record Date"). Accrued but unpaid dividends, if any, may be paid on such dates as determined by the Board of Directors.

                           The cash necessary to pay dividends on the Series A Preferred Stock will come from the Company's dividend payments on the Series A Preferred Stock which, at its option, may be paid in cash, Common Stock of Signal (the "Common Stock" or "Common Shares") or a combination of cash and Common Stock; provided, however, that the Company will be obligated to make its dividend payments in cash if the Common Stock paid as a dividend would not, at the time such dividend payment is made, be freely transferable (including pursuant to an effective shelf registration statement) under the Exchange Act. If the Company pays all or any part of a dividend in Common Stock, the Company must deliver to the Depositary a sufficient number of shares of Common Stock that, upon resale by the Depositary or its nominee, will result in net cash proceeds to allow the Depositary to make the quarterly dividend payments in cash to the Holder of the Series A Preferred Stock. All shares of Common Stock received by the Depositary from the Company as dividends on the Series A Preferred Stock will be promptly resold by the Depositary or its nominee on behalf of the Holder of the Series A Preferred Stock and the Holder of the Series A Preferred Stock will not receive any such shares. If the proceeds from such resale do not result in a sufficient amount of cash to pay a dividend, the Company will promptly provide cash (or additional shares of Common Stock to be resold as provided above, and subject to this sentence) to the Depositary in an amount equal to the difference between the amount of the dividend and the proceeds received from such resale. If the proceeds from such resale exceed the required dividend payment (the "Excess Proceeds"), the Depositary shall retain such Excess Proceeds and apply such Excess Proceeds to the next succeeding dividend payment.

                           Dividends payable on the Preferred Stock will be computed on the basis of a 360-day year of twelve 30-day months and will be deemed to accrue on a daily basis.

                           The holder of shares of the Series B Preferred Stock, if any, will be paid dividends, at the option of the Company (i) in

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                           cash or (ii) through the issuance of a number of
                           shares (rounded up or down to the nearest whole share) of the Company's Common Stock equal to the dividend amount divided by the Discounted Current Market Value (as defined) of the Common Stock.

                           The "Discounted Current Market Value" of the Common Stock with respect to a dividend payment date means the product of (x) 97% and (y) the closing bid price for the Common Stock as reported by the Nasdaq National Market, or the principal securities exchange or other securities market on which the Common Stock is then being traded, on the fourth Trading Day (as defined) preceding such dividend payment date. "Trading Day" means any day on which the Common Stock is traded for any period on the Nasdaq National Market (or on the principal securities exchange or other securities market on which the Common Stock is then being traded).

                           Dividends on the Preferred Stock will accrue whether or not the Company has earnings or profits, whether or not there are funds legally available for the payment of such dividends and whether or not dividends are declared. Dividends will accumulate to the extent they are not paid on the Dividend Payment Date for the quarter to which they relate. Accumulated unpaid dividends will accrue and cumulate dividends at the rate per annum set forth on the first page of this Term Sheet. The Certificate of Designations will provide that the Company will take all corporate actions permitted under the General Corporation Law of the State of Delaware to permit the payment of dividends on the Preferred Stock.

                           No dividend whatsoever shall be declared or paid upon, or any sum set apart for the payment of dividends upon, any outstanding share of the Preferred Stock with respect to any dividend period unless all dividends for all preceding dividend periods have been declared and paid upon, or declared and a sufficient sum set apart for the payment of such dividend upon, all outstanding shares of Preferred Stock. Unless full cumulative dividends on all outstanding shares of Preferred Stock due for all past dividend periods shall have been declared and paid, or declared and a sufficient sum for the payment thereof set apart, then: (1) no dividend (other than a dividend payable solely in shares of

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                           Junior or Parity Stock or options, warrants or rights
                           to purchase Junior or Parity Stock) shall be declared or paid upon, or any sum set apart for the payment of dividends upon, any shares of Junior or Parity Stock;
                           (2) no other distribution shall be declared or made upon, or any sum set apart for the payment of any distribution upon, any shares of Junior or Parity Stock; (3) no shares of Junior or Parity Stock or any warrants, rights, calls or options exercisable for or convertible into any Junior or Parity shall be purchased, redeemed or otherwise acquired or retired for value (excluding an exchange for shares of other Junior or Parity Stock or a purchase, redemption or other acquisition from the proceeds of a substantially concurrent sale of Junior or Parity Stock) by the Company or any of its subsidiaries; and
                           (4) no monies shall be paid into or set apart or made available for a sinking or other like fund for the purchase, redemption or other acquisition or retirement for value of any shares of Junior or Parity Stock or any warrants, rights, calls or options exercisable for or convertible into any Junior or Parity Stock by the Company or any of its subsidiaries. Holders of the Preferred Stock will not be entitled to any dividends, whether payable in cash, property or stock, in excess of the full cumulative dividends as herein described.

LIQUIDATION PREFERENCE:    The Preferred Stock will have a liquidation
                           preference (the "Liquidation Preference") of $1,000 per share plus accrued and unpaid dividends and Additional Dividends (as defined).

MANDATORY REDEMPTION:      March 31, 2012

OPTIONAL REDEMPTION:       The Preferred Stock may not be redeemed at the option
                           of the Company prior to October 1, 2002. The
                           Preferred Stock may be redeemed, in whole or in part, at the option of the Company on or after October 1, 2002, at the redemption prices specified below
                           (expressed as percentages of the Liquidation
                           Preference thereof), in each case, together with accrued and unpaid dividends and Additional Dividends
                           (if any), to the date of redemption, upon not less than 15 nor more than 60 days prior written notice, during the 12-month period commencing on October 1 of each of the years set forth below:


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                           Year                     Percentage
                           ----                     ----------
                           2002                       104.125%
                           2003                       102.750%
                           2004                       101.375%
                           2005 and thereafter        100.000%

                           On and after any Redemption Date, provided that the Company has made available at the office of the Transfer Agent a sufficient amount of cash to effect the redemption, dividends will cease to accrue on the Preferred Stock called for redemption (except that, in the case of a Redemption Date after a Record Date and prior to the related Dividend Payment Date, holders of Preferred Stock on the Record Date will be entitled on such Dividend Payment Date to receive the dividend payable on such shares, as described above), such shares shall no longer be deemed to be outstanding and all right of the holders of such shares as holders of Preferred Stock shall cease except the right to receive the cash deliverable upon such redemption, without interest from the Redemption Date.

LIQUIDATION RIGHTS:        Upon any voluntary or involuntary liquidation,
                           dissolution or winding up of the affairs of the Company after payment in full of the outstanding debt obligations of the Company and the liquidation preference (and any accrued and unpaid dividends) on any Senior Stock, each holder of shares of the Preferred Stock will be entitled to payment, out of the assets of the Company available for distribution, of an amount equal to the Liquidation Preference per share of the Preferred Stock held by such holder, plus accrued and unpaid dividends and Additional
                           Dividends (if any) to the date fixed for liquidation, dissolution or winding up before any distribution is made on any Junior Stock, including, without limitation, Common Stock of the Company. If, upon any voluntary or involuntary liquidation, dissolution or winding-up of the Company, the amounts payable with respect to the Preferred Stock and all other Parity
                           Stock are not paid in full, the holders of Preferred
                           Stock and the Parity Stock will share equally and ratably in any distribution of assets of the Company in proportion to the full liquidation preference and accumulated and unpaid dividends to which they are entitled. However, neither the voluntary sale, conveyance, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all of the property or assets of the Company nor the consolidation

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                           or merger of the Company with or into one or more
                           corporations will be deemed to be a voluntary or involuntary liquidation, dissolution or winding up of the Company, unless such sale, conveyance, exchange, transfer, consolidation or merger shall be in connection with a liquidation, dissolution or winding up of the business of the Company.

                           The Certificate of Designations will not contain any provision requiring funds to be set aside to protect the Liquidation Preference of the Preferred Stock, although such Liquidation Preference will be substantially in excess of the par value of the shares of the Preferred Stock.

COVENANTS:                 Customary merger and reporting covenants.

CONVERSION RIGHTS:         Each Preferred Share will be convertible at the
                           option of the Investor(s) at any time into shares of the Company's Common Stock which would have the same liquidation and voting rights and economics as the other shares of the Company's Common Stock. Preferred
                           Stock may be converted into such number of Common
                           Shares (the "Conversion Rate") as is obtained by (i) multiplying (a) the number of shares of Preferred
                           Stock to be converted, by (b) the Liquidation Value per share of Preferred Stock plus all accrued and unpaid dividends thereon to the date of conversion;
                           and (ii) dividing the result by the Conversion Price.
                           The Conversion Price will be $26.875. The Conversion
                           Price would be subject to adjustment as described below.

ANTIDILUTION RIGHTS:       The Conversion Rate is subject to adjustment in
                           certain events, including, without duplication: (1) the issuance of shares of Common Stock as a dividend or distribution on the Common Stock, (2) the subdivision or combination of the outstanding Common
                           Stock, (3) the issuance to all or substantially all holders of Common Stock of rights or warrants to subscribe for or purchase Common Stock (or securities convertible into Common Stock) at a price per share less than the then current market price per share, (other than issuances to satisfy the Company's obligations to TdF in connection with the pre-emptive rights of TdF and issuances to non-affiliates to acquire assets with below market Common Stock); (4) the distribution to all or substantially all holders of Common Stock of shares of

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                           capital stock of the Company (other than Common
                           Stock), evidences of indebtedness or other assets (including cash or securities), subject to customary exceptions, and (5) the distribution to all or substantially all holders of Common Stock of rights or warrants to subscribe for its securities (other than those referred to in (3) above). The Company may from time to time reduce the Conversion Price by any amount for any period of time if the period is at least 20 days or such longer period as may be required by law and if the reduction is irrevocable during the period; provided, however, that in no event may the Conversion Price be less than the par value of a share of Common Stock. No adjustment of the Conversion Price or the corresponding Conversion Rate will be required to be made until the cumulative adjustments amount to 1.0% or more of the Conversion Price or the corresponding Conversion Rate.

                           The Company will provide to holders of the Preferred Stock reasonable notice of any event that would result in an adjustment to the Conversion Rate pursuant to the foregoing paragraph so as to permit the holders to effect a conversion of Preferred Stock into shares of Common Stock prior to the occurrence of such event.

REGISTRATION RIGHTS:       The Company, the Investor and the Depositary will
                           enter into the Registration Rights Agreement on or prior to the Closing Date. Pursuant to the Registration Rights Agreement, the Company will agree to file a Shelf Registration Statement with the Securities and Exchange Commission (the "Commission") on the appropriate form under the Securities Act with respect to the Preferred Stock and Common Stock issuable upon conversion thereof or paid as dividends thereon, to cover resales of the Preferred Stock or such Common Stock by the holders thereof (or the Depositary in the case of dividends paid in Common
                           Stock) who satisfy certain conditions relating to the provision of information in connection with the Shelf
                           Registration Statement. The registration rights will not conflict with the terms of the Company's existing registration rights with other stockholders.

                           The Company will use all commercially reasonable efforts to cause the Shelf Registration Statement to be declared effective as promptly as possible by the Commission. For purposes thereof, "Transfer Restricted Securities" means

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                           each share of the Preferred Stock or Common Stock
                           issuable upon conversion thereof or paid as dividends thereon until the earlier of (1) the date on which such share of Preferred Stock or Common Stock has been effectively registered under the Securities Act and disposed of in accordance with the Shelf Registration Statement or (2) the date on which such share of Preferred Stock or Common Stock is distributed to the public pursuant to Rule 144(k) under the Securities Act.

                           The Registration Rights Agreement will provide that the Company will (i) file the Shelf Registration Statement with the Commission on or prior to 45 days after the Closing Date, (ii) use all commercially reasonable best efforts to cause the Shelf Registration to be declared effective by the Commission on or prior to 150 days after the Closing Date and (iii) use all commercially reasonable efforts to maintain the effectiveness of the Shelf Registration Statement until all shares of Preferred Stock and shares of Common Stock issued upon conversion thereof or as dividends thereon are no longer Transfer Restricted Securities (subject to the Company's right to notify holders that the prospectus contained therein ceases to be accurate and complete as a result of material business developments for up to 150 days during any two-year period, provided that
                           (A) no single period may exceed 45 days and (B) such periods in the aggregate may not exceed 75 days in any calendar year). If (a) the Company fails to file the Shelf Registration Statement required by the Registration Rights Agreement on or before the date specified for such filing, (b) such Registration Statement is not declared effective by the Commission on or prior to the date specified for such effectiveness (the "Effectiveness Target Date") or
                           (c) the Shelf Registration Statement is declared effective but thereafter ceases to be effective or usable in connection with resales of Transfer Restricted Securities during the periods specified in the Registration Rights Agreement (each such event referred to in clauses (a) through (c) above a "Registration Default"), then the Company will pay to each holder of the Preferred Stock which are Transfer Restricted Securities with respect to the first 90-day period immediately following the occurrence of such Registration Default an amount equal to $5.00 per year per $1,000 in Liquidation Preference of the Preferred Stock held by such holder, increasing by an additional $5.00 per year per

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                           $1,000 in Liquidation Preference of the Preferred
                           Stock for each subsequent 90-day period (the
                           "Additional Dividends") until all Registration Defaults have been cured, up to a maximum amount of Additional Dividends for all Registration Defaults of $50.00 per year per $1,000 in Liquidation Preference of Preferred Stock. All accrued Additional Dividends will be paid by the Company on each Dividend Payment Date. The Additional Dividends shall be paid by the Company in cash or Common Stock pursuant to the provisions for the payment of dividends on the applicable Series of Preferred Stock described under "Dividends".

                           Following the cure of all Registration Defaults, the accrual of Additional Dividends will cease. Notwithstanding anything to the contrary herein contained, during any period, the Company will not be required to pay Additional Dividends with respect to more than one Registration Default.

                           Holders of Transfer Restricted Securities will be required to deliver information to be used in connection with the Shelf Registration Statement and to provide comments on the Shelf Registration Statement within the time periods set forth in the Registration Rights Agreement in order to have their shares of the Preferred Stock or Common Stock included in the Shelf Registration Statement and benefit from the provisions regarding Additional Dividends set forth above.

CHANGE OF CONTROL:         In the event of a Change of Control (as defined),
                           each holder will, if the market value of the Company's Common Stock at such time is less than the Conversion Price, have a one time option, upon not less than 30 days' notice nor more than 60 days' notice, to convert all of their outstanding shares of Preferred Stock into shares of the Company's Common
                           Stock at an adjusted Conversion Price equal to the greater of (1) the market value of the Company's
                           Common Stock as of the date of the change of control and (2) 66-2/3% of the closing price per share of the Company's Common Stock as of the date hereof. In lieu of issuing the shares of the Company's Common Stock issuable upon conversion pursuant to adjustment described above in the event of a Change of Control, the Company may, at its option, make a cash payment equal to the market value of such Common Stock otherwise issuable.


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                           A "Change of Control" means the occurrence of any of
                           the following:

                           (1) the sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of the Company and its Restricted Subsidiaries, taken as a whole, to any "person" (as such term is used in Section 13(d)(3) of the Exchange
                           Act) other than a Principal or a Related Party of a Principal;

                           (2) the adoption of a plan relating to the liquidation or dissolution of the Company;

                           (3) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any "person" (as defined above), other than the Principals and their Related Parties, becomes the "beneficial owner" (as such term is defined in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that a person shall be deemed to have "beneficial ownership" of all securities that such person has the right to acquire, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition), directly or indirectly, of more than 50% of the Voting Stock of the Company (measured by voting power rather than number of shares); provided that transfers of Equity Interests in the Company between or among the beneficial owners of the Company's Equity Interests and/or Equity Interests in CTSH, in each case as of the date of the Certificate of Designations governing the Preferred Stock, shall not be deemed to cause a Change of Control under this clause (3) so long as no single Person together with its Affiliates acquires a beneficial interest in more of the Voting Stock of the Company than is at the time collectively beneficially owned by the Principals and their Related Parties;

                           (4) the first day on which a majority of the members of the Board of Directors of the Company are not Continuing Directors; or

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                           (5) the Company consolidates with, or merges with or
                           into, any Person, or any Person consolidates with, or merges with or into, the Company, in any such event pursuant to a transaction in which any of the outstanding Voting Stock of the Company is converted into or exchanged for cash, securities or other property, other than any such transaction where (x) the Voting Stock of the Company outstanding immediately prior to such transaction is converted into or exchanged for Voting Stock (other than Disqualified Stock) of the surviving or transferee Person constituting a majority of the outstanding shares of such Voting Stock of such surviving or transferee Person (immediately after giving effect to such issuance) or (y) the Principals and their Related Parties own a majority of such outstanding shares after such transaction.

                           "Principals" means Berkshire Group, Centennial Group, Nassau Group, TdF and any Related Party of the foregoing.

                           "Related Party" with respect to any Principal means:

                           (1) any controlling stockholder, 80% (or more) owned Subsidiary of such Principal; or

                           (2) any trust, corporation, partnership or other entity, the beneficiaries, stockholders, members, partners, owners or Persons beneficially holding an 80% or more controlling interest of which consist of such Principal and/or such other Persons referred to in the immediately preceding clause (1).

                           "Continuing Directors" means, as of any date of determination, any member of the Board of Directors of the Company who:

                           (1) was a member of such Board of Directors on the Closing Date;

                           (2) was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board at the time of such nomination or election; or

                           (3) is a designee of a Principal or was nominated by a Principal

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BOARD REPRESENTATION/
OBSERVER:                  So long as GECC or a Permitted Transferee holds in
                           the aggregate at least 50% of the outstanding
                           Preferred Stock, GECC will have the right to (1) designate one (1) nominee to be a member of the Board of Directors, and (2) GECC will be entitled to receive information provided to any other Board members, including but not limited to all quarterly financial, operating, performance, and budgetary reports and data. GECC will not have the right to transfer its nomination right on the Board of Directors to any holders of the Series B Preferred
                           Stock.

VOTING RIGHTS:             So long as GECC or its Permitted Transferees hold the
                           Series A Preferred Stock, the Series A Preferred
                           Stock will have full voting rights on an "as converted" basis as applicable to the Common Shares.
                           The Series B Preferred Stock will have no voting rights, except as required by law and as provided below.

TRANSFER RESTRICTIONS:     Investor will be subject to a prohibition on resale
                           for two years from date of issuance of the Series A
                           Preferred Stock subject to the following exceptions:
                           (i) sales to affiliates controlled by GECC, (ii) if the Company or any of its subsidiaries defaults on any indebtedness which default results in an acceleration of such indebtedness, (iii) in the event of a Change of Control, and (iv) with the consent of the Company.

REMEDIES:                  Ability of the Holders of the Preferred Stock (voting
                           as a single class) to elect two directors if a dividend payment is missed (after 9-month grace period). If the holders exercise their right to elect such directors, GECC shall not, during such period that such holders are exercising such right, have its independent right to nominate a director and GECC shall cause any nominee of GECC serving on the Board of Directors (if not elected by the Holders of Series
                           A Preferred Stock) to resign upon the election of such two directors.

DETACHABLE WARRANTS:       Investor receives Warrants to purchase 1 million
                           shares of Common Stock of Signal at an exercise price equal to the Conversion Price per share of the Preferred Stock.

                           The Warrants will be exercisable by the holder at any time, subject only to the Transfer Restrictions, until the close of business on the fifth anniversary of the Closing Date (the "Expiration Date").

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                           The Warrants will be separately transferable from the
                           Preferred Stock, subject to a minimum number of Warrants being transferred (to be mutually agreed upon).

                           The Warrants and the shares of stock issuable upon exercise of the Warrants will be subject to all of the same Registration Rights, Antidilution Rights and Transfer Restrictions as those applying to the Preferred Stock.

REPRESENTATIONS AND
WARRANTIES:                Customary representations and warranties including
                           those relating to organization and qualification, financial statements, authorization, execution and delivery, validity and enforceability of agreements, issuance of the Preferred Stock, SEC reports, actions pending, compliance with laws and environmental regulations, ERISA qualifications, Y2K compliance, governmental consent, taxes, insurance adequacy, no conflict with agreements and charter provisions, capitalization, taxes, and no material adverse change.

INDEMNITIES:               The Company will indemnify the Holders, their
                           affiliates, their directors, officers and employees against all losses resulting from the transaction other than losses which arise out of such indemnified person's bad faith, gross negligence or willful misconduct. The Company will provide a standard indemnification for any material misstatements or omissions in any of the Company's filings with the SEC.

AMENDMENT:                 Amendments to the applicable documents of the
                           Preferred Stock will require the consent of the holders of a majority of the outstanding shares of Preferred Stock (voting as a single class).

CONDITIONS PRECEDENT
TO CLOSING:                The closing will be subject to a number of
                           conditions, including the conditions set forth in the Commitment Letter, satisfactory completion of financial and legal due diligence, satisfactory completion of purchase documents, receipt of governmental consents (if required), receipt of consents required from the Company's existing creditors or other third parties (if required).

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